UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange
Act of 1934

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Nano Mask, Inc.
(Name of Registrant as Specified In Its Charter)
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NANO MASK, INC
50 West  Liberty Street, Suite 880
Reno, NV 89501
(209) 275-9270

INFORMATION STATEMENT

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE
REQUESTED NOT TO SEND US A PROXY

INTRODUCTION

This Information Statement is being furnished by Nano Mask, Inc., a Nevada corporation (the “Company,” “we,” “our,” “us” or words of similar import) to our stockholders, regarding the approval of a reverse split of our outstanding common stock on a basis of one share for ten shares (1 for 10) (the “Reverse Split”). The Company has also approved an amendment to the articles of incorporation to change the name of the Company from Nano Mask, Inc., to NMI Health Inc (“Name Change”) to better reflect the nature of our products and current business focus.

The Reverse Split and Name Change were adopted by the written consent of Board of Directors which includes all four of the Executive Officers, one non-independent Board member of the Board and one independent Board member. Such Board members and one other significant shareholder collectively own 53,168,551 shares of our common stock or approximately 54% of our outstanding voting securities (the “Consenting Stockholders”), effective March 26, 2013.  No other votes were required or necessary to adopt the Reverse Split, and none is being solicited hereunder.  See the captions “Voting Securities and Principal Holders Thereof” and “Vote Required for Approval and Effective Date,” herein.  The Board does not intend to solicit any proxies or consents from any other stockholders in connection with this action. All necessary corporate approvals have been obtained, and this Information Statement is furnished solely to advise stockholders of the actions taken by written consent.

Section 78.320 of the Nevada Revised Statutes (the “NRS”) generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

This Information Statement is being distributed pursuant to the requirements of Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) to the Company’s stockholders of record on the Record Date. For the distribution, instead of mailing a printed copy of our information statement materials (including our annual report) to each stockholder of record, we are providing access to these materials via the internet. Accordingly, on or about April 8, 2013, we will begin mailing the Notice of Internet Availability of Information Statement Materials to all stockholders of record as of the Record Date, and post our information statement materials on the website as described in the Notice of Internet Availability of Information Statement Materials. As explained in greater detail in the Notice of Internet Availability of Information Statement Materials, all stockholders may access our information statement materials on the website or may request a printed set of our information statement materials. The corporate action described herein will be effective on or about May 19, 2013.

The entire cost of furnishing this Information Statement will be borne by the Company.

FORWARD LOOKING STATEMENTS

This Information Statement and other reports that the Company files with the U.S. Securities and Exchange Commission (the “SEC”) contain forward-looking statements about the Company’s business containing the words “believes,” “anticipates,” “expects” and words of similar import. These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause actual results or performance to be materially different from the results or performance anticipated or implied by such forward-looking statements. Given these uncertainties, stockholders are cautioned not to place undue reliance on forward-looking statements. Except as specified in SEC regulations, the Company has no duty to publicly release information that updates the forward-looking statements contained in this Information Statement. An investment in the Company involves numerous risks and uncertainties, including those described elsewhere in this Information Statement. Additional risks will be disclosed from time-to-time in future SEC filings.

The Reverse Split and Name Change will be effective on the later of 10 days from the filing of notice of the Reverse Split and Name Change with the Financial Industry Regulatory Authority (“FINRA”); the date that FINRA sets as the effective date of the Reverse Split and Name Change and announces the Reverse Split and Name Change to the public; or 21 days from the mailing of the Notice of Internet Availability of Information Statement Materials.

APPROXIMATE DATE OF MAILING: April 8, 2013.

ACTION 1: APPROVAL OF A 1-FOR-10 SHARE REVERSE SPLIT OF OUR OUTSTANDING COMMON STOCK

General

Our Board has unanimously approved a proposal to affect a one-for-ten reverse stock split of the Company's outstanding Common Stock. The Consenting Stockholders have approved this Reverse Split.

The corporate action provides for the combination of our presently issued and outstanding shares of Common Stock into a smaller number of shares of identical Common Stock. This is known as a "reverse stock split." Under the proposal, each ten (10) shares of our presently issued and outstanding Common Stock as of the close of business on the effective date of the approved director’s resolution will be converted automatically into one (1) share of our post-reverse stock split Common Stock. Fractional shares will be rounded up to the nearest whole share.

Each stockholder will hold the same percentage of our outstanding Common Stock immediately following the reverse stock split as he or she did immediately prior to the reverse stock split, except for adjustments required due to the treatment of fractional shares.

The following summarizes the Reverse Split as adopted by our Board of Directors and Consenting Stockholders:

●	Become effective as indicated in the Introduction above.
●
 We will retain our current authorized shares of 100 million common shares at a par value of one mill ($0.001) per share, and we will make appropriate adjustments in our additional paid in capital and stated capital accounts.

●	All fractional shares will be first rounded up to the nearest whole share.
●	No stockholder’s holdings, on a per-stockholder of record basis, will be reduced to below one share as a result of the Reverse Split.
●	The Reverse Split will have the effect of raising the holdings of any stockholder owning less than 10 shares of our common stock as of the record date to one share of common stock.

All shares for rounding up to the nearest whole share and those required to ensure no stockholder’s holdings will be reduced to below 1 share will be provided by a transfer to the capital account and a corresponding reduction in paid-in capital.

Reasons for the Reverse Stock Split

The primary purposes of the reverse stock split are to:

-	increase the per share price of our Common Stock; and

-
provide the Company with the flexibility to issue additional shares to facilitate future financings and potential acquisitions and/or use equity in lieu of cash payments for officers, directors and consultants to maintain continuing operations.

The reduction in the number of issued and outstanding shares of Common Stock to result from the reverse stock split is expected to increase the market price of the Common Stock to a level above the current market trading price. As such, we believe that the shares would be more attractive to a potential investor were we to provide a more marketable price than a price for each share that has prevailed at less than $.10 per share since 2010. Additionally, brokerage commissions on the sale of lower priced stocks often represent a higher percentage of the sales price than commissions on relatively higher priced stocks. The expected increase in trading price may also encourage interest and trading in our Common Stock and possibly promote greater liquidity for our stockholders. We also believe that the current per share price of our Common Stock has or may have a negative effect on our ability to use our Common Stock in connection with possible future transactions such as financings, strategic alliances, acquisitions and other uses not presently determinable.

While the Board believes that the shares of Common Stock will trade at higher prices than those which have prevailed in the recent past, there can be no assurance that such increase in the trading price will occur or, if it does occur, that it will equal or exceed the direct arithmetical result of the reverse stock split because there are numerous factors and contingencies which could affect our market price.

Furthermore, as a result of the reverse stock split, there will be a reduction in the number of shares of Common Stock issued and outstanding, however the number of shares authorized will remain the same. The reduced number of issued and outstanding number of shares may, in the view of the Board, attract new investments partners to assist with the development of Company initiatives and business plans. For the above reasons, the Board believes that the reverse stock split is in the best interests of our Company and our stockholders. However, there can be no assurances that the reverse stock split will have the desired consequences.

Effects of the Reverse Stock Split

The reverse stock split will be affected and will be effective on or about May 19, 2013. However, the actual timing will be determined by our management based upon their evaluation as to when affecting the Reverse Split will be most advantageous to the Company and our stockholders.

We reserve the right to forego or postpone affecting the Reverse Split if we determine that action to be in the best interests of the Company and our stockholders. We are currently authorized to issue 100,000,000 shares of Common Stock of which 98,695,444 shares were issued and outstanding at the close of business on the Record Date. Adoption of the reverse stock split will reduce the shares of Common Stock outstanding on the record date but will not affect the number of authorized shares of Common Stock. The reverse stock split also will have no effect on the par value of the Common Stock.

The effect of the reverse split upon holders of Common Stock will be that the total number of shares of our Common Stock held by each stockholder will be automatically converted into the number of whole shares of Common Stock equal to the number of shares of Common Stock owned immediately prior to the reverse stock split divided by ten, adjusted for any fractional shares. Each of our stockholders will continue to own shares of Common Stock and will continue to share in the assets and future growth of the Company as a stockholder.

Each stockholder's percentage ownership interest in the Company and proportional voting power will change only due to adjustments for fractional shares. The rights and privileges of the holders of shares of Common Stock will be substantially unaffected by the reverse stock split.

Implementation and Exchange of Stock Certificates

As of the effective date of the Reverse Stock Split, each certificate representing shares of our common stock before the Reverse Stock Split would be deemed, for all corporate purposes, to evidence ownership of the reduced number of shares of our common stock resulting from the Reverse Stock Split.  Stockholders will be entitled, but not required, to exchange their stock certificates, at the expense of the requesting stockholder, after the Reverse Stock Split takes place. Stockholders may exchange their stock certificates by contacting our transfer agent, American Registrar and Transfer Co, P.O. Box 1798, Salt Lake City, Utah 84110. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent.  Otherwise, stock certificates representing pre-Reverse Stock Split shares of our common stock will be exchanged for certificates evidencing post-Reverse Stock Split shares at the first time they are presented to the transfer agent for transfer. STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

Certain Federal Income Tax Considerations

The following discussion describes certain material federal income tax considerations relating to the reverse stock split. This discussion is based upon the Internal Revenue Code, existing and proposed regulations there-under, legislative history, judicial decisions and current administrative rulings and practices, all as amended and in effect on the date hereof. Any of these authorities could be repealed, overruled or modified at any time. Any such change could be retroactive and, accordingly, could cause the tax consequences to vary substantially from the consequences described herein. No ruling from the Internal Revenue Service (the "IRS") with respect to the matters discussed herein has been requested, and there is no assurance that the IRS would agree with the conclusions set forth in this discussion.

This discussion may not address certain federal income tax consequences that may be relevant to particular stockholders in light of their personal circumstances or to stockholders who may be subject to special treatment under the federal income tax laws. This discussion also does not address any tax consequences under state, local or foreign laws.

STOCKHOLDERS ARE URGED TO CONSULT THEIR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES OF THE REVERSE STOCK SPLIT FOR THEM, INCLUDING THE APPLICABILITY OF ANY STATE, LOCAL OR FOREIGN TAX LAWS, CHANGES IN APPLICABLE TAX LAWS AND ANY PENDING OR PROPOSED LEGISLATION.

The reverse stock split is intended to be a tax-free recapitalization to the Company and its stockholders. Stockholders will not recognize any gain or loss for federal income tax purposes as a result of the reverse stock split. The holding period for shares of Common Stock after the reverse stock split will include the holding period of shares of Common Stock before the reverse stock split, provided that such shares of Common Stock are held as a capital asset at the effective time of the Amendment. The adjusted basis of the shares of Common Stock after the reverse stock split will be the same as the adjusted basis of the shares of Common Stock before the reverse stock split.

Other Implications

Our Articles of Incorporation currently authorize the issuance of up to 100,000,000 shares of common stock, par value one mill ($0.001) per share, and there are currently 98,695,444 of such shares issued and outstanding. The Reverse Split will decrease our current outstanding shares to approximately 9,869,544 shares, computed by dividing 10 into our present outstanding shares, without further consideration of rounding.  That means that the Reverse Split will also have the effect of increasing the shares that we are authorized to issue by the difference between these amounts or by 88,825,900 shares. After the Reverse Split, we will have approximately 90,130,456 unissued shares as compared to 1,304,556 unissued shares prior to the Reverse Split.

ACTION 2: TO AUTHORIZE THE FILING OF ANAMENDMENT TO THE COMPANY’S ARTICLES OF INCORPORATION TO CHANGE THE COMPANY’S NAME TO NMI HEALTH, INC.

The Board unanimously adopted a resolution approving, declaring advisable and recommending to the Consenting Stockholders for their approval, an amendment to the Company’s Articles of Incorporation, as amended, to change the name of the Company to “NMI HEALTH INC”.

Reasons for the Name Change

We are a healthcare product development and distribution company providing emergency and critical care and infection control products to a variety of market segments within the health care industry. The Company has evolved from a specialty filter products Company that developed a state-of-the-art air filtration technology for removing infectious bacteria and viruses in air flow systems into a Company providing innovative infection prevention products and solutions. Such products now include an antimicrobial performance-based Hospital Textiles under the brand name of SilverCare Plus™ and designed to inhibit the growth of virus, fungi and bacteria causing hospital acquired infections (HAIs) on healthcare apparel. Our other products include a proprietary line of enzymatic detergents under the trademark “Nano-Zyme™,” which offer a bacteria free, non-hazardous alternative for safely pre-soaking and cleaning medical instruments during instrument reprocessing. These products have been developed by partnering with innovative technology companies. Due to this evolution in business and product lines, the Board believes the name change would be in the best interest of the Company as the new name better reflects the long-term identity and market focus of the Company.

Implementation and Exchange of Stock Certificates

Stockholders will be entitled, but not required, to exchange their stock certificates, at the expense of the requesting stockholder, after the Name Change takes place. Stockholders may exchange their stock certificates by contacting our transfer agent, American Registrar and Transfer Co, P.O. Box 1798, Salt Lake City, Utah 84110. No new certificates will be issued to a stockholder until such stockholder has surrendered any outstanding certificates to the transfer agent.  Otherwise, stock certificates representing pre-Name Change shares of our common stock will be exchanged for certificates evidencing post-Name Change shares at the first time they are presented to the transfer agent for transfer.

Upon effectiveness of the name change, the Company’s Common Stock will also carry a new CUSIP number. Until approval of the name change by FINRA and issuance by FINRA of the Company’s new ticker symbol following the filing of the amendment to the Articles of Incorporation with the Nevada Secretary of State, the Company’s Common Stock will continue to trade on the OTC Markets QB tier under its current ticker symbol “NANM.” STOCKHOLDERS SHOULD NOT DESTROY ANY STOCK CERTIFICATE.

DISSENTERS’ RIGHTS

There are no dissenters’ rights applicable with respect to this Reverse Split or Name Change.

VOTING SECURITIES AND PRINCIPAL HOLDERS THEREOF

Voting Securities

Each share of our common stock is entitled to one vote. The number of outstanding shares of our common stock at the close of business on March 28, 2013, the record date for determining our stockholders who would have been entitled to notice of and to vote on the Reverse Split and Name Change, was 98,695,444 shares.

Security Ownership of Principal Holders and Management

The following table sets forth certain information as of March 26, 2013, regarding current beneficial ownership of the shares of our common stock by: (i) each person known by us to own more than 5% of the outstanding shares of our common stock, (ii) each of our executive officers and directors, and (iii) all of our executive officers and directors as a group.  Except as noted, each person has sole voting and sole investment or dispositive power with respect to the shares shown.  The information presented is based upon 98,695,444 outstanding shares of our common stock.

Title of Class	Name and Address	Number of Shares	% of Class
Common	Josiah T. Austin 12626 Turkey Creek Road Pearce, AZ 85625	11,426,839	11.58%

Securities Ownership of Officers and Directors (1)

Title of Class	Name and Title	Number of Shares	% of Class
Common	Edward Suydam Chief Executive Officer	11,028,089	11.17%
Common	Michael J. Marx Chief Financial Officer	8,060,200	8.17%
Common	Marc Kahn Chief Medical Officer	17,510,272	17.74%
Common	David Willoughby Vice President, Marketing & Sales	4,087,042	4.14%
Common	Vicki Aksland Director	1,056,109	1.07%
Common	Hassan Bennani Director	0	0
	Total (6 persons)	53,168,551	53.87%

(1)
Unless otherwise noted above, we believe that all persons named in the tables have sole voting and investment power with respect to all shares of common stock beneficially owned by them. For purposes hereof, a person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date hereof upon the exercise of warrants or options.  Each beneficial owner’s percentage ownership is determined by assuming that any warrants or options that are held by such person (but not those held by any other person) and which are exercisable within 60 days from the date hereof, have been exercised. The Company has not offered, nor intends to offer, convertible securities whose conversion would ordinarily affect the ownership percentage derived above.

Changes in Control

There are no present contractual arrangements or pledges of our securities that may result in a change in control of us; however we are constantly looking for acquisitions that would be beneficial to us and our stockholders, and any such transaction that was completed would no doubt result in a change in control of our Company.

VOTE REQUIRED FOR APPROVAL AND EFFECTIVE DATE

Nevada Law

The Nevada Revised Statutes comprising the Nevada General Corporation Law provide that a reverse split of a corporation’s outstanding shares and an amendment to the articles of incorporation shall first be adopted by the resolution of the Board of Directors and then be subject to the approval of persons owning a majority of the securities entitled to vote on any such matter. Sections 78.315 and 78.320, respectively, provide that the Board of Directors, by unanimous written consent, and persons owning the required majority of voting securities necessary to adopt any action that would otherwise be required to be submitted to a meeting of stockholders, may adopt such action without a meeting by written consent.

Resolutions to affect the Reverse Split and Name Change were unanimously adopted by our Board of Directors on March 26, 2013, and the by the Majority Stockholders on March 28, 2013.  The Majority Stockholders own approximately 54% of our outstanding voting securities.  No other votes or consents are required or necessary to affect the Reverse Split and Name Change.

Effective Date of Reverse Split and Name Change Amendment

The Reverse Split will be effective on the later of 10 days from the filing of notice of the Reverse Split with FINRA; the date that FINRA sets as the effective date of the Reverse Split and announces the Reverse Split to the public; or 21 days from the mailing of the Notice of Internet Availability of Information Statement Materials.

The Name Change will be effective at the same time as the Reverse Split and on the date of filing of an amendment to the articles of incorporation with the Secretary of the State of Nevada.

ADDITIONAL INFORMATION

The Company files annual, quarterly and current reports and other information with the SEC under the Exchange Act. You may obtain copies of this information by mail from the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. You may obtain information on the operation of the public reference rooms by calling the SEC at 1-800-SEC-0330. The SEC also maintains an internet website that contains reports and other information about issuers that file electronically with the SEC. The address of that website is www.sec.gov.

NOTICE

THE MAJORITY STOCKHOLDERS OF OUR COMPANY HAVE CONSENTED TO THE ADOPTION OF THE REVERSE SPLIT AND NAME CHANGE.   UNDER NEVADA LAW, NO FURTHER CONSENTS, VOTES OR PROXIES ARE NEEDED, AND NONE IS REQUESTED. THE BOARD IS NOT REQUESTING A PROXY FROM YOU AND YOU ARE REQUESTED NOT TO SEND A PROXY.

BY ORDER OF THE BOARD OF DIRECTORS

Date: March 28, 2013

/s/ Edward J Suydam
Edward J. Suydam, President and Chief Executive Officer, Director

/s/ Michael J. Marx
Michael J. Marx, Chief Financial Officer, Director

/s/ Marc Kahn
Marc Kahn, Chief Medical Officer, Director

/s/ David Willoughby
David Willoughby, Vice President of Marketing and Sales, Director

/s/ Vicki Aksland
Vicki Aksland, Executive Assistant, Director

/s/ Hassan Bennani
Hassan Bennani, Director